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                                                                     Exhibit (i)

[LOGO] SIDLEY AUSTIN LLP    SIDLEY AUSTIN LLP    BEIJING        NEW YORK
       -----------------    787 SEVENTH AVENUE   BRUSSELS       PALO ALTO
       SIDLEY               NEW YORK, NY 10019   CHICAGO        SAN FRANCISCO
                            (212) 839 5300       DALLAS         SHANGHAI
                            (212) 839 5599 FAX   FRANKFURT      SINGAPORE
                                                 GENEVA         SYDNEY
                                                 HONG KONG      TOKYO
                                                 LONDON         WASHINGTON, D.C.
                                                 LOS ANGELES

                                                 FOUNDED 1866

                                 April 28, 2010

Master Investment Portfolio
400 Howard Street
San Francisco, CA 94105

     Re:  Amendment No. 40 to the Registration Statement
          on Form N-1A for the Master Investment Portfolio
          (File No. 811-08162)
          ------------------------------------------------

Ladies and Gentlemen:

     We hereby consent to the use of our name and to the reference to us under the caption "Legal Counsel" in the statement of additional information, which is included as part of the registration statement on Form N-1A of the Master Investment Portfolio (the "Registration Statement"). In addition, we hereby consent to your filing this letter with the Securities and Exchange Commission (the "Commission"), together with the Registration Statement. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        SIDLEY AUSTIN LLP


 Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships